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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 1, 1997

                            AMERICAN WAGERING, INC.
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            (Exact name of registrant as specified in its charter).

            Nevada                 000-20685                      880344658
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(State or other jurisdiction      (Commission                   IRS Employer
      of incorporation            File Number)               Identification No.)

        675 Grier Drive, Las Vegas, Nevada                         89119
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     (Address of principal executive offices)                   (Zip Code)

                         Registrant's telephone number,
                      including area code: (702) 735-0101



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Item 5. OTHER EVENTS

     On August 1, 1997, the United States District Court of Nevada orally issued a declaratory judgment with respect to a lawsuit pending since August, 1995, between Michael Racusin, d/b/a M. Racusin & Company ("Racusin") and American Wagering, Inc. ("Company") and Leroy's Horse and Sports Place ("Leroy's"), the wholly-owned subsidiary of the Company which operates sports and race books. As previously reported, in dispute in the lawsuit are two written contracts between Leroy's and Racusin. The specific language of the alleged agreements provides that Leroy's will pay to Racusin (i) a commission equal to 5% of the purchase price of Leroy's in the event Racusin brings in a buyer for Leroy's and (ii) compensation equal to 4.5% of the "final evaluation in the form of Leroy's common stock plus $150,000 in cash upon completion of common offering or IPO.

     The Court held that pursuant to the terms of the agreements, Racusin was entitled to receive from the Company a commission of $666,375, plus prejudgment interest (approximately $80,000 on August 1, 1,997), less $18,000 owed by Racusin to the Company. The Court's holding indicated that Racusin was entitled to the commission because he served as a finder to the Company for the underwriter of the Company's initial public offering in May, 1996, which enabled the Company to make a public sale of Leroy's assets. As the payment to Racusin represents a cost of the Company's initial public offering, the entire amount paid to Racusin will reduce its paid-in capital, which as of May 31, 1997 was $14,764,583. The declaratory judgment of the Court is not final and is subject to timely appeal.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICAN WAGERING, INC.
                                 --------------------------------
                                 (Registrant)

Date: August 13, 1997            By: /s/ Robert D. Ciunci
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                                     Robert D. Ciunci
                                     Executive Vice President and
                                     Chief Financial Officer